As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ComSovereign Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	3663	46-5538504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5000 Quorum Drive, STE 400

Dallas, TX 75254

469-930-2661

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel L. Hodges

5000 Quorum Drive, STE 400

Dallas, TX 75254

469-930-2661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric M. Hellige, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100	Andrew M. Tucker, Esq. Michael K. Bradshaw, Jr., Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW, Suite 900 Washington, DC 20001 (202) 689-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-252780

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$4,600,000	$501.86
Representative’s Warrants(3)	-	-
Common Stock underlying Representative’s Warrants (2) (4)	$176,000	$19.20
Total Registration Fee	$4,776,000	$521.06

(1)	Represents only the additional aggregate offering price of the shares of common stock being registered, and includes the additional aggregate offering price of the additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (Registration No. 333-252780).
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or similar transactions. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $23,880,000 on the Registration Statement on Form S-1, as amended (Registration No. 333-252780), which was declared effective by the Securities and Exchange Commission on February 10, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,776,000 are hereby registered.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	The Representative’s Warrants will represent the right to purchase 4% of the aggregate number of shares of common stock sold in the offering at an exercise price equal to 110% of the offering price per share. Does not include any securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (Registration No. 333-252780).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

ComSovereign Holding Corp., a Nevada corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (Registration No. 333-252780) (the “Prior Registration Statement”), which the Commission declared effective on February 10, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing by $4,776,000 the proposed maximum aggregate offering price of shares its common stock, $0.0001 par value per share, to be registered for sale, $600,000 of which may be sold upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of The Flangas Law Group as to the validity of the securities being offered.

5.2	Opinion of Pryor Cashman LLP as to the validity of securities being offered.

23.1	Consent of Haskell & White LLP.

23.2	Consent of The Flangas Law Group (included in Exhibit 5.1 to this Registration Statement).

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.2 to this Registration Statement).

24.1	Powers of Attorney (incorporated by reference to page II-14 of the Registration Statement on Form S-1 (Registration No. 333-252780) filed on February 5, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 10, 2021.

COMSOVERSIGN HOLDING CORP.

By:	/s/ Daniel L. Hodges
	Name:	Daniel L. Hodges
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel L. Hodges	Dated: February 10, 2021
Name: Daniel L. Hodges Title: Chief Executive Officer (Principal Executive Officer)

/s/ Brian T. Mihelich	Dated: February 10, 2021
Name: Brian T. Mihelich Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*	Dated: February 10, 2021
Name: John E. Howell
Title: Director

*	Dated: February 10, 2021
Name: David Aguilar
Title: Director

*	Dated: February 10, 2021
Name: Richard J. Berman
Title: Director

*	Dated: February 10, 2021
Name: Brent M. Davies
Title: Director

*	Dated: February 10, 2021
Name: Kay Kapoor
Title: Director

*	Dated: February 10, 2021
Name: James A. Marks
Title: Director

By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Attorney-in-Fact

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